UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On April 28, 2016, Pixelworks, Inc. (the “Company”) issued a press release announcing financial results for the three month period ended March 31, 2016 and held a conference call to discuss the Company's financial results. The press release and conference call contain forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release issued April 28, 2016 is furnished herewith as Exhibit 99.1, to this Report and a copy of the Company's conference call script announcing these financial results is furnished herewith as Exhibit 99.2. The information in this Item 2.02, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 26, 2016, Stephen Domenik notified the Company of his intent to resign from his position as Interim Chief Executive Officer of Pixelworks, Inc., effective as of April 27, 2016.

(c) and (e)

Appointment of Todd DeBonis as Chief Executive Officer

On April 27, 2016, Todd DeBonis was appointed to serve as President and Chief Executive Officer, effective immediately.

Mr. DeBonis, age 51, has served as our Chief Operating Officer since February 2016. Mr. DeBonis also previously served as our Executive Vice President, Sales, Marketing & Business Development since January 2016. Prior to joining Pixelworks, Mr. DeBonis served as the Vice President of Global Sales & Strategic Development at TriQuint Semiconductor, a semiconductor company, from April 2004 to December 2015, where his responsibilities included global sales, business development, strategic planning, customer support, contract negotiation and corporate marketing. Prior to TriQuint, Mr. DeBonis served as Vice President of Worldwide Sales & Marketing at Centillium Communications, a designer, developer and supplier of integrated programmable SoC solutions, Vice President of Worldwide Sales of Ishoni Networks, a silicon and software solution provider, and also held executive positions at Infineon Technologies, VisCom Corporation and Electec SoCal. Mr. DeBonis received a B.S. in Electrical Engineering with a focus in digital design and control systems from the University of Nevada.

As the Company’s President and Chief Executive Officer, Mr. DeBonis will receive a base salary, initially set at an annualized amount of $400,000, and will be eligible to participate in a cash bonus program in calendar year 2016 with a target bonus equal to 100% of his annual base salary. In addition, on the date of his appointment, Mr. DeBonis was awarded 150,000 restricted stock units (RSUs) which shall vest as to 33% on May 15, 2017, 33% on May 15, 2018 and 34% on May 15, 2019, and a lump-sum cash amount equal to the value of 50,000 shares of common stock based on the closing price of the Company’s stock on his appointment date.

There are no family relationships between Mr. DeBonis and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. DeBonis or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Pixelworks, Inc. dated April 28, 2016.
99.2	Pixelworks, Inc. First Quarter Results Conference Call Script dated April 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	April 28, 2016	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Pixelworks, Inc. dated April 28, 2016.
99.2	Pixelworks, Inc. First Quarter Results Conference Call Script dated April 28, 2016.